Whirlpool Announces Solid Second Quarter Results; Reaffirms 2023 Earnings Guidance
•GAAP net earnings margin of 1.8%, sequentially(1) improved by approximately 570 basis points; GAAP earnings per diluted share of $1.55
•Ongoing (non-GAAP) EBIT margin(2) of 7.3%, sequentially(1) improved by approximately 200 basis points; ongoing (non-GAAP) earnings per diluted share(3) of $4.21
•Cost take out actions delivered approximately $150 million of year-over-year Q2 benefit
•Reaffirmed full-year GAAP and ongoing(3) earnings per diluted share of $13.00 to $15.00 and $16.00 to $18.00, respectively; full-year cash provided by operating activities of $1.4 billion and free cash flow(4) of approximately $800 million
•Returned $193 million of dividends to shareholders in the first half of 2023, representing the 68th consecutive year of dividends to shareholders

BENTON HARBOR, Mich., July 24, 2023 - Whirlpool Corporation (NYSE: WHR), today reported second-quarter 2023 financial results.

"
We continue to build on our momentum with sequentially improved margins in Q2” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “Our portfolio transformation towards a higher-growth, higher-margin business is well underway, and we are well-positioned to benefit from housing-driven demand recovery, including now having 8 of the top 10 national builders as trade customers."
MARC BITZER

KEY RESULTS

Quarterly Results	Sequential(1)			Year-Over-Year
	Q2 2023	Q1 2023	Change	Q2 2023	Q2 2022	Change
Net sales ($M)	$4,792	$4,649	3.1%	$4,792	$5,097	(6.0)%
Net sales excluding currency ($M)	$4,752	$4,649	2.2%	$4,813	$5,097	(5.6)%
GAAP net earnings (loss) available to Whirlpool ($M)	$85	$(179)	nm	$85	$(371)	nm
Ongoing EBIT(2) ($M)	$352	$251	40.2%	$352	$461	(23.6)%
GAAP earnings (loss) per diluted share	$1.55	$(3.27)	nm	$1.55	$(6.62)	nm
Ongoing earnings per diluted share(3)	$4.21	$2.66	58.3%	$4.21	$5.97	(29.5)%
CASH FLOW

Free Cash Flow	2023	2022	Change
Cash provided by (used in) operating activities ($M)	$(370)	$(180)	$(190)
Free cash flow(4) ($M)	$(587)	$(397)	$(190)
QUARTERLY HIGHLIGHTS
•Net sales decline of (6.0)% year-over-year, as the promotional environment normalizes near pre-pandemic levels, which were largely absent in the first half of 2022, partially offset by share gains and the addition of InSinkErator
•Sequentially(1) improved net sales of 3.1%, driven by industry seasonality
•Cost take out actions on track, delivering approximately $150 million of year-over-year benefit, as we begin to offset the significant cost inflation from 2021 and 2022
•Increasing distribution to 8 of top 10 national home builders in the U.S.

"
Our cost take out actions of $800-900 million are fully on track, delivering $150 million benefit in the quarter," said Jim Peters, chief financial officer of Whirlpool Corporation. “These actions, combined with our healthy balance sheet, give us confidence in reaffirming our full-year EPS and free cash flow guidance as we continue to fund innovation and growth, while returning cash to shareholders.”
JIM PETERS

REGIONAL REVIEW

North America	Sequential(1)			Year-Over-Year
	Q2 2023	Q1 2023	Change	Q2 2023	Q2 2022	Change
Net sales ($M)	$2,824	$2,747	2.8%	$2,824	$2,964	(4.7)%
EBIT(5) ($M)	$290	$274	5.8%	$290	$417	(30.5)%
•Excluding currency, net sales decline of (4.4) percent year-over-year, negatively impacted by price/mix, partially offset by share gains and InSinkErator integration
•EBIT margin(5) of 10.3 percent compared to 14.1 percent in the same prior-year period, impacted by unfavorable price/mix partially offset by cost take out actions and InSinkErator
•Sequential(1) net sales increase of 2.8 percent and EBIT impacted by improved industry demand and cost take out actions, partially offset by unfavorable price/mix

Europe, Middle East and Africa	Sequential(1)			Year-Over-Year
	Q2 2023	Q1 2023	Change	Q2 2023	Q2 2022	Change
Net sales ($M)	$854	$889	(3.9)%	$854	$1,008	(15.3)%
EBIT(5) ($M)	$17	$5	240.0%	$17	$2	750.0%
•Organic net sales(6) decline of (11.8) percent year-over-year, impacted by continued demand weakness in Europe, partially offset by positive price/mix
•2.0 percent EBIT margin(5) compared to 0.2 percent in the same prior-year period, driven by cost take out actions and held for sale benefits
•Sequential(1) net sales decrease of (3.9) percent and EBIT impacted by softening industry demand, favorable price/mix and cost take out actions

Latin America	Sequential(1)			Year-Over-Year
	Q2 2023	Q1 2023	Change	Q2 2023	Q2 2022	Change
Net sales ($M)	$819	$757	8.2%	$819	$787	4.1%
EBIT(5) ($M)	$53	$39	35.9%	$53	$57	(7.0)%
•Excluding currency, net sales increase of 4.6 percent year-over-year, driven by share gains and continued demand improvement in Mexico
•EBIT margin(5) of 6.5 percent compared to 7.2 percent in the same prior-year period, impacted by cost inflation and higher volume
•Sequential(1) net sales increase of 8.2 percent and EBIT impacted by higher volume and favorable foreign currency

Asia	Sequential(1)			Year-Over-Year
	Q2 2023	Q1 2023	Change	Q2 2023	Q2 2022	Change
Net sales ($M)	$295	$256	15.2%	$295	$338	(12.7)%
EBIT(5) ($M)	$11	$8	37.5%	$11	$23	(52.2)%
•Excluding currency, net sales decline of (8.0) percent year-over-year, as sequential share gains offset by demand weakness
•EBIT margin(5) of 3.7 percent compared to 6.8 percent in the same prior-year period, impacted by negative price/mix partially offset by cost take out actions
•Sequential(1) net sales increase of 15.2 percent and EBIT driven by share gains and cost take out actions partially offset by unfavorable price/mix

FULL-YEAR 2023 OUTLOOK
Reaffirming full-year 2023 earnings guidance, including:
•Full-year GAAP and ongoing(3) earnings per diluted share of $13.00 to $15.00 and $16.00 to $18.00, respectively
•Full-year expectations for 2023 net sales of approximately $19.4 billion
•Cash provided by operating activities of approximately $1.4 billion and free cash flow(4) of approximately $800 million remains unchanged
Revised GAAP tax rate and adjusted (non-GAAP) tax rate from 19 to 21 percent to 15 to 20 percent and from 14 to 16 percent to 10 to 15 percent, respectively
Portfolio transformation remains on track; expect Europe transaction to close in Q4 2023

(1)Sequential refers to a comparison of results between the three months ended March 31, 2023 and June 30, 2023. In the second half of 2022, Whirlpool experienced significant global demand declines alongside approximately $2 billion of full year cost inflation, that peaked in the third quarter of 2022.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(81) million and $(785) million for the second quarters of 2023 and 2022, respectively, and $(359) million for the first quarter of 2023.
(6)A reconciliation of regional organic net sales,a non-GAAP financial measure, to reported regional net sales and other information, appears below.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit, Yummly and InSinkErator. In 2022, the company reported approximately $20 billion in annual sales, 61,000 employees and 56 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our 2023 financial performance, supply chain, cost take out, raw material, portfolio transformation, and transaction-related synergies, closing timing of the transaction and future cash flow expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost effective manner; (9) COVID-19 pandemic-related business disruptions and economic uncertainty; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) our ability to attract, develop and retain executives and other qualified employees; (16) the impact of labor relations; (17) fluctuations in the cost of key materials

(including steel, resins, base metals) and components and the ability of Whirlpool to offset cost increases; (18) Whirlpool's ability to manage foreign currency fluctuations; (19) impacts from goodwill impairment and related charges; (20) triggering events or circumstances impacting the carrying value of our long-lived assets; (21) inventory and other asset risk; (22) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (23) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (24) the effects and costs of governmental investigations or related actions by third parties; (25) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, and taxes and tariffs; (26) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (27) the uncertain global economy and changes in economic conditions which affect demand for our products. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars, except per share data)

	Three Months Ended		Six Months Ended
	2023	2022	2023	2022
Net sales	$4,792	$5,097	$9,441	$10,017
Expenses
Cost of products sold	3,976	4,200	7,862	8,269
Gross margin	816	897	1,579	1,748
Selling, general and administrative	476	461	963	837
Intangible amortization	10	7	21	16
Restructuring costs	9	5	9	10
Impairment of goodwill and other intangibles	—	384	—	384
(Gain) loss on sale and disposal of businesses	18	346	240	346
Operating profit (loss)	303	(306)	346	155
Other (income) expense
Interest and sundry (income) expense	10	(19)	87	(26)
Interest expense	89	45	164	86
Earnings (loss) before income taxes	204	(332)	95	95
Income tax expense (benefit)	114	37	182	143
Equity method investment income (loss), net of tax	(3)	1	(2)	(4)
Net earnings (loss)	87	(368)	(89)	(52)
Less: Net earnings (loss) available to noncontrolling interests	2	3	5	6
Net earnings (loss) available to Whirlpool	$85	$(371)	$(94)	$(58)
Per share of common stock
Basic net earnings available to Whirlpool	$1.56	$(6.62)	$(1.71)	$(1.00)
Diluted net earnings available to Whirlpool	$1.55	$(6.62)	$(1.71)	$(1.00)
Dividends declared	$1.75	$1.75	$3.50	$3.50
Weighted-average shares outstanding (in millions)
Basic	55.0	56.0	54.9	57.1
Diluted	55.2	56.0	54.9	57.1

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,309	$1,958
Accounts receivable, net of allowance of $52 and $49, respectively	1,679	1,555
Inventories	2,484	2,089
Prepaid and other current assets	578	653
Assets held for sale	144	139
Total current assets	6,194	6,394
Property, net of accumulated depreciation of $5,146 and $4,808, respectively	2,134	2,102
Right of use assets	687	691
Goodwill	3,331	3,314
Other intangibles, net of accumulated amortization of $420 and $400, respectively	3,144	3,164
Deferred income taxes	1,094	1,063
Other noncurrent assets	397	396
Total assets	$16,981	$17,124
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,520	$3,376
Accrued expenses	444	481
Accrued advertising and promotions	457	623
Employee compensation	211	159
Notes payable	27	4
Current maturities of long-term debt	1,300	248
Other current liabilities	660	550
Liabilities held for sale	468	490
Total current liabilities	7,087	5,931
Noncurrent liabilities
Long-term debt	6,393	7,363
Pension benefits	149	184
Postretirement benefits	91	96
Lease liabilities	584	584
Other noncurrent liabilities	484	460
Total noncurrent liabilities	7,701	8,687
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 55 million and 54 million shares outstanding, respectively	114	114
Additional paid-in capital	3,070	3,061
Retained earnings	7,974	8,261
Accumulated other comprehensive loss	(2,130)	(2,090)
Treasury stock, 60 million and 60 million shares, respectively	(7,010)	(7,010)
Total Whirlpool stockholders' equity	2,018	2,336
Noncontrolling interests	175	170
Total stockholders' equity	2,193	2,506
Total liabilities and stockholders' equity	$16,981	$17,124

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED JUNE 30
(Millions of dollars)

	Six Months Ended
	2023	2022
Operating activities
Net earnings (loss)	$(89)	$(52)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	178	226
Impairment of goodwill and other intangibles	—	384
(Gain) loss on sale and disposal of businesses	240	346
Changes in assets and liabilities:
Accounts receivable	(161)	262
Inventories	(384)	(626)
Accounts payable	(146)	(241)
Accrued advertising and promotions	(182)	(177)
Accrued expenses and current liabilities	50	(94)
Taxes deferred and payable, net	113	14
Accrued pension and postretirement benefits	(29)	(53)
Employee compensation	47	(261)
Other	(7)	92
Cash provided by (used in) operating activities	(370)	(180)
Investing activities
Capital expenditures	(217)	(217)
Proceeds from sale of assets and businesses	9	75
Acquisition of businesses, net of cash acquired	(14)	—
Cash provided by (used in) investing activities	(222)	(142)
Financing activities
Net proceeds from borrowings of long-term debt	303	300
Net proceeds (repayments) of long-term debt	(250)	(300)
Net proceeds (repayments) from short-term borrowings	28	9
Dividends paid	(193)	(200)
Repurchase of common stock	—	(833)
Common stock issued	4	2
Other	(2)	—
Cash provided by (used in) financing activities	(110)	(1,022)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	55	12
Less: decrease in cash classified as held for sale	(2)	(70)
Increase (decrease) in cash, cash equivalents and restricted cash	(649)	(1,402)
Cash, cash equivalents and restricted cash at beginning of year	1,958	3,044
Cash, cash equivalents and restricted cash at end of period	$1,309	$1,642

SUPPLEMENTAL INFORMATION
Second-Quarter 2023
July 24, 2023

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, gross debt leverage (Gross Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Gross debt leverage: Gross debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is gross debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, divided by ongoing EBITDA. Management believes that gross debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

SECOND-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended June 30, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was 55.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 10.9%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2023
Net earnings (loss) available to Whirlpool	$85
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	114
Interest expense	89
Earnings before interest & taxes	$290
Net sales	$4,792
Net earnings (loss) margin	1.8%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$290	$1.55
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	26	0.47
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	36	0.65
Total income tax impact			(0.12)
Normalized tax rate adjustment(c)		—	1.66
Ongoing measure		$352	$4.21
Net sales		$4,792
Ongoing EBIT margin		7.3%
Note: Numbers may not reconcile due to rounding

SECOND-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the three months ended June 30, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our second-quarter GAAP tax rate was (11.1)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our second-quarter adjusted tax rate (non-GAAP) of 18.8%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	June 30, 2022
Net earnings (loss) available to Whirlpool	$(371)
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	37
Interest expense	45
Earnings before interest & taxes	$(286)
Net sales	$5,097
Net earnings (loss) margin	(7.3)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(286)	$(6.62)
Impairment of goodwill and other intangibles(d)	Impairment of goodwill and other intangibles	384	6.86
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	363	6.49
Total income tax impact			(2.51)
Normalized tax rate adjustment(c)			1.78
Share adjustment*			(0.03)
Ongoing measure		$461	$5.97
Net sales		$5,097
Ongoing EBIT margin		9.0%
Note: Numbers may not reconcile due to rounding

*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the second-quarter ongoing earnings per diluted share includes basic shares outstanding of 56.0 million plus the impact of antidilutive shares of 0.3 million which were excluded on a GAAP basis.

FIRST-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the three months ended March 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was (62.4)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 15.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2023
Net earnings (loss) available to Whirlpool	$(179)
Net earnings (loss) available to noncontrolling interests	3
Income tax expense (benefit)	68
Interest expense	75
Earnings before interest & taxes	$(33)
Net sales	$4,649
Net earnings (loss) margin	(3.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(33)	$(3.27)
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses	222	4.05
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	62	1.14
Total income tax impact			(0.78)
Normalized tax rate adjustment(c)			1.54
Share adjustment*			(0.02)
Ongoing measure		$251	$2.66
Net sales		$4,649
Ongoing EBIT margin		5.4%
Note: Numbers may not reconcile due to rounding
*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the first-quarter ongoing earnings per diluted share includes basic shares outstanding of 54.8 million plus the impact of antidilutive shares of 0.4 million which were excluded on a GAAP basis.

FULL-YEAR 2023 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2023. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is 15.0% to 20.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate between 10.0% and 15.0%.

		Twelve Months Ending
		December 31, 2023
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$1,200	$13.00 - $15.00
Impact of M&A transactions(a)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	125	2.26
Legacy EMEA legal matters(b)	Interest and sundry (income) expense	98	1.78
Total income tax impact			(0.51)
Normalized tax rate adjustment(c)			0.39
Ongoing measure		~$1,410	$16.00 - $18.00

Note: Numbers may not reconcile due to rounding

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, we recorded a non-cash loss on disposal of $240 million for the six months ended June 30, 2023, of which $18 million was recorded during the second quarter, resulting in a total loss of $1,761 million for the transaction.
Additionally, we have incurred other unique transaction related costs related to portfolio transformation for a total of $8 million for the three and six months ended June 30, 2023. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the net assets to their fair value. Additionally, we incurred unique transaction related costs of $17 million related to portfolio transformation and EMEA strategic assessment expenses.

b.LEGACY EMEA LEGAL MATTERS - The aggregate amount accrued by the Company related to the Competition Investigation and other legacy legal matters of our European major domestic appliance business was $36 million and $98 million, for the three and six months ended June 30, 2023, respectively.

c.NORMALIZED TAX RATE ADJUSTMENT - During the second quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of 10.9%, which excludes the non-tax deductible impact of M&A transactions of approximately $26 million recorded in the second quarter of 2023, to reconcile to our anticipated full-year ongoing effective tax rate between 10.0% and 15.0%. During the second quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of 18.8% to reconcile to our anticipated full-year ongoing 2022 effective tax rate between 21% and 23%. During the first quarter of 2023, the Company calculated ongoing earnings per share using an adjusted tax rate of 15.0%, which excludes the non-tax deductible impact of M&A transactions of approximately $222 million recorded in the first quarter of 2023, to reconcile to our anticipated full-year ongoing effective tax rate between 14.0% and 16.0%.

d.IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLES - During the second quarter of 2022, we performed a quantitative assessment of the EMEA region's goodwill and intangible assets for impairment. Based on our interim quantitative impairment assessment as of June 30, 2022, we concluded the carrying value of the EMEA reporting unit exceeded its fair value, therefore goodwill and intangible assets were impaired. The impact of the impairment was $106 million to intangible assets and $278 million to goodwill in the second quarter of 2022.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended June 30, 2022 and 2023 for the Whirlpool business.

	Three Months Ended
	June 30
(Approximate impact in millions)	2022	2023	Change
Net Sales	$5,097	$4,792	(6.0)%
Less: Russia Divested Business	51	—
Less: InSinkErator Acquired Business	—	128
Less: Currency	—	(21)
Organic Net Sales	$5,046	$4,685	(7.2)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended June 30, 2022 and 2023 for the Whirlpool EMEA business.

	Three Months Ended
	June 30
(Approximate impact in millions)	2022	2023	Change
Net Sales	$1,008	$854	(15.3)%
Less: Russia Divested Business	51	—
Less: Currency	—	10
Organic Net Sales	$957	$844	(11.8)%
Note: Numbers may not reconcile due to rounding

Gross Debt Leverage

The reconciliation provided below reconciles the non-GAAP financial measure gross debt leverage. The company defines Gross debt leverage as gross debt divided by ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA). This ratio is gross debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, divided by ongoing EBITDA. Management believes that gross debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.

Earnings before interest, taxes, depreciation, and amortization reconciliation:	2023F**	2022	2021	2020	2019	2018	2017	2016	2015
Net earnings (loss) available to Whirlpool	—	(1,519)	$1,783	$1,075	$1,168	$(149)	$350	$888	$783
Net earnings (loss) available to noncontrolling interests	—	8	23	(10)	14	24	(13)	40	39
Income tax expense (benefit)	—	265	518	382	348	150	550	186	209
Interest expense	—	190	175	189	187	192	162	161	165
Reported measure (EBIT)*	~$1,200	$(1,056)	$2,499	$1,636	$1,717	$217	$1,049	$1,275	$1,196
Acquisition related transition costs	—	—	—	—	—	—	—	86	64
Antitrust and dispute resolutions	—	—	—	—	—	103	—	—	35
Benefit plan curtailment gain	—	—	—	—	—	—	—	—	(62)
Brazilian (BEFIEX) tax credits	—	—	—	—	(180)	—	—	—	—
Corrective action recovery	—	—	—	(14)	—	—	—	—	—
(Gain) loss on previously held equity interest	—	—	(42)	—	—	—	—	—	—
(Gain) loss on sale and disposal of businesses	—	—	(107)	(7)	(437)	21	—	—	—
Gain/expenses related to a business investment	—	—	—	—	—	—	—	—	(46)
Impact of M&A Transactions	125	1,936	—	—	—	—	—	—	—
Impairment of goodwill and intangibles	—	396	—	—	—	747	—	—	—
Legacy EMEA legal matters	98	—	—	—	—	—	—	—	—
Legacy product warranty and liability expense	—	—	—	—	—	—	—	(23)	42
Out-of-period adjustment	—	—	—	—	—	—	40	—	—
Pension settlement charges	—	—	—	—	—	—	—	—	15
Product warranty and liability expense	—	—	(9)	(30)	131	—	—	—	—
Restructuring expense	—	—	38	288	188	247	275	173	201
Sale leaseback, real estate, and receivable adjustments	—	—	—	(113)	(86)	—	—	—	—
Substantial liquidation of subsidiary	—	84	—	—	—	—	—	—	—
Trade customer insolvency	—	—	—	—	59	30	—	—	—
Ongoing business measure (EBIT)	~$1,410	$1,360	$2,379	$1,760	$1,392	$1,365	$1,364	$1,511	$1,445
Depreciation and Amortization	~400	$475	$494	$568	$587	$645	$654	$655	$688
Ongoing EBITDA	~$1,810	$1,835	$2,873	$2,328	$1,979	$2,010	$2,018	$2,166	$2,133

Gross debt outstanding	2023F**	2022	2021	2020	2019	2018	2017	2016	2015
Long-term debt	—	$7,363	$4,929	$5,059	$4,140	$4,046	$4,392	$3,876	$3,470
Current maturities of long-term debt	—	248	298	298	559	947	376	560	508
Notes payable	—	4	10	12	294	1,034	450	34	20
Gross debt outstanding	~$7,200	$7,615	$5,237	$5,369	$4,993	$6,027	$5,218	$4,470	$3,998

Gross debt to EBITDA ratio	2023F**	2022	2021	2020	2019	2018	2017	2016	2015
Gross debt outstanding	~$7,200	$7,615	$5,237	$5,369	$4,993	$6,027	$5,218	$4,470	$3,998
Ongoing EBITDA	~$1,810	$1,835	$2,873	$2,328	$1,979	$2,010	$2,018	$2,166	$2,133
Gross debt to EBITDA ratio	~4	4.1	1.8	2.3	2.5	3.0	2.6	2.1	1.9
*recast for LIFO/FIFO change (2018-2020)
**2023 outlook is based off of 2023 FY guidance as of 07/24/2023

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles six months ended June 30, 2023 and 2022 and 2023 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Six Months Ended
	June 30,
(millions of dollars)	2023	2022	2023 Outlook
Cash provided by (used in) operating activities	$(370)	$(180)	~$1,400
Capital expenditures	(217)	(217)	~(600)
Free cash flow	$(587)	$(397)	~$800

Cash provided by (used in) investing activities*	(222)	(142)
Cash provided by (used in) financing activities*	(110)	(1,022)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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